Exhibit 99.1

Envestnet Reports Second Quarter 2012 Financial Results

Chicago, IL – August 8, 2012 – Envestnet (NYSE: ENV), a leading provider of technology-enabled wealth management solutions to investment advisors, today reported financial results for its second quarter ended June 30, 2012.

Key Financial Metrics	Second Quarter		%
(in millions except per share data)	2012	2011	Change
Revenues from AUM/A	$31.0	$25.4	22%
Total Revenues	$38.0	$31.3	21%
Adjusted Revenues(1)	$38.6	$31.3	23%
Adjusted EBITDA(1)	$5.3	$7.1	-25%
Adjusted Net Income per Share(1)	$0.07	$0.11	-36%

Financial results for the second quarter of 2012 compared to the second quarter of 2011:

•

Revenues from assets under management (AUM) or assets under administration (AUA) increased 22% to $31.0 million for the second quarter of 2012 from $25.4 million for the second quarter of 2011; total revenues, which include licensing and professional services fees, increased 21% to $38.0 million for the second quarter of 2012 from $31.3 million for the second quarter of 2011.

•

Adjusted revenues, which exclude the effect of purchase accounting on the fair value of acquired deferred revenue, increased 23% to $38.6 million for the second quarter of 2012 from $31.3 million for the second quarter of 2011.

•	Net loss was $(0.7) million, or $(0.02) per diluted share, for the second quarter of 2012 compared to net income of $2.4 million, or $0.07 per diluted share, for the second quarter of 2011.

•	Adjusted EBITDA(1) was $5.3 million for the second quarter of 2012 compared to $7.1 million for the second quarter of 2011.

•	Adjusted Net Income(1) was $2.2 million, or $0.07 per diluted share, for the second quarter of 2012 compared to $3.5 million, or $0.11 per diluted share, for the second quarter of 2011.

“During the second quarter we achieved record levels of gross sales and net flows, and conversion activity continued at a high level, reflecting growing support from fee-based advisors,” said Jud Bergman, chairman and chief executive officer of Envestnet. “Our integration efforts of both Tamarac and Prima Capital remain on schedule, better enabling Envestnet to empower advisors to improve client outcomes and strengthen their practices.”

Key Operating Metrics as of and for the quarter ended June 30, 2012:

•	AUM/A of $87.3 billion, up 23% from June 30, 2011

•	Accounts (AUM/A only) of 416,017, up 25% from June 30, 2011

•	Advisors (AUM/A only) served totaled 15,045

•	Gross sales of AUM/A of $13.1 billion, resulting in net flows of $8.5 billion

The following table summarizes the changes in AUM and AUA for the quarter ended June 30, 2012:

In Millions Except Account Data	3/31/12	Gross Sales	Redemptions	Net Flows	Market Impact	6/30/12
Assets under Management (AUM)	$26,084	$3,120	$(1,843)	$1,277	$(603)	$26,758
Assets under Administration (AUA)	54,336	10,011	(2,826)	7,185	(1,010)	60,511

Total AUM/A	$80,420	$13,131	$(4,669)	$8,462	$(1,613)	$87,269

Fee-Based Accounts	364,236	70,079	(18,298)	51,781		416,017

During the second quarter, the Company added $4.6 billion of conversions, which are included in the above AUM/A gross sales figures.

Review of Financial Results

Adjusted revenues increased 23% to $38.6 million for the second quarter of 2012 from $31.3 million for the second quarter of 2011. The increase was primarily due to a 22% increase in revenues from assets under management or administration to $31.0 million from $25.4 million in the prior year period, as well as higher licensing and professional services revenues related to the acquisitions of Tamarac Inc, and Prima Capital Holdings, Inc., both of which closed during the second quarter of 2012.

Total operating expenses in the second quarter of 2012 increased 39% to $39.1 million from $28.2 million in the prior year period. After certain non-GAAP adjustments(2) included in our Adjusted EBITDA reconciliation, total operating expenses increased 31% compared to the prior year period. Cost of revenues increased 24% to $13.5 million in the second quarter of 2012 from $10.9 million in the second quarter of 2011 due to the increase in revenue from AUM or AUA and additional cost from Tamarac. Compensation and benefits increased 36% to $14.1 million in the second quarter of 2012 from $10.4 million in the prior year period due to higher personnel cost from completed acquisitions, as well as higher stock-based compensation expense. General and administration expenses increased 55% to $8.2 million in the second quarter of 2012 from $5.3 million in the prior year period, primarily due to transaction costs related to the completed acquisitions, and ongoing expense from the acquired companies.

Loss from operations was $(1.1) million for the second quarter of 2012 compared to income from operations of $3.2 million for the second quarter of 2011. Net loss was $(0.7) million, or $(0.02) per diluted share, for the second quarter of 2012 compared to net income of $2.4 million, or $0.07 per diluted share, for the second quarter of 2011. The loss in the current period was due to acquisition-related expenses noted above.

Adjusted EBITDA(1) in the second quarter of 2012 was $5.3 million, compared to $7.1 million in the prior year period. Adjusted Net Income(1) was $2.2 million, compared to $3.5 million in the second quarter of 2011. Adjusted Net Income Per Share(1) was $0.07 per diluted share, compared to $0.11 per diluted share in the second quarter of 2011.

Conference Call

The Company will host a conference call to discuss second quarter 2012 financial results today at 5:00 p.m. ET. The live webcast can be accessed from the Company’s investor relations website at http://ir.envestnet.com/. The conference call can also be accessed live over the phone by dialing (888) 417-8525, or (719) 457-2702 for international callers. A replay will be available beginning one hour after the call and can be accessed from the Company’s investor relations website, or by dialing (877) 870-5176, or (858) 384-5517 for international callers; the conference ID is 2615847. The dial-in replay will be available for one week and the webcast replay will be available for one month following the date of the conference call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is a leading provider of technology-enabled wealth management solutions to investment advisors. Envestnet’s Advisor Suite software empowers advisors to better manage client outcomes and strengthen their practice. Envestnet offers advanced portfolio solutions through its Portfolio Management Consultants Group, Envestnet | PMC. Envestnet | Tamarac provides leading rebalancing, reporting and practice management software. Envestnet | Prima provides institutional-quality research and due diligence on investment and fund managers. Envestnet | Vantage gives advisors an in-depth view of clients’ investments, empowering them to give holistic, personalized advice.

For more information on Envestnet, please visit www.envestnet.com.

(1) Non-GAAP Financial Measures

“Adjusted revenues” exclude the effect of purchase accounting on the fair value of acquired deferred revenue. Under U.S. GAAP, we record at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition does not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities.

“Adjusted EBITDA” represents net income before deferred revenue fair value adjustment, interest income, interest expense, income tax provision, depreciation and amortization, non-cash stock-based compensation expense, gain on investments, other income, restructuring charges and transaction costs, severance, customer inducement costs, and litigation related expense.

“Adjusted net income” represents net income before deferred revenue fair value adjustment, non-cash stock-based compensation expense, restructuring expense and transaction costs, severance, amortization of acquired intangibles, customer inducement costs, imputed interest expense and litigation related expense. Reconciling items are tax effected using the income tax rates in effect on the applicable date.

“Adjusted net income per share” represents adjusted net income divided by the diluted number of weighted-average shares outstanding.

See reconciliation of Non-GAAP Financial Measures at the end of this press release. These measures should not be viewed as a substitute for net income determined in accordance with United States generally accepted accounting principles (GAAP).

(2) Adjustments include stock-based compensation expense, restructuring charges and transaction costs, severance and litigation related expense.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s (the “Company”) expected financial performance and outlook, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, fluctuations in the Company’s revenue, the concentration of nearly all of the Company’s revenues from the delivery of investment solutions and services to clients in the financial advisory industry, the Company’s reliance on a limited number of clients for a material portion of its revenue, the renegotiation of fee percentages or termination of the Company’s services by its clients, the Company’s ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, the impact of market and economic conditions on the Company’s revenues, compliance failures, regulatory actions against the Company, the failure to protect the Company’s intellectual property rights, the Company’s inability to successfully execute the conversion of its clients’ assets from their technology platform to the Company’s technology platform in a timely and accurate manner, general economic, political and regulatory conditions, as well as management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of August 8, 2012 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts

Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share information)

(Unaudited)

	June 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$13,400	$64,909
Fees receivable	8,631	9,644
Deferred tax assets, net	610	192
Prepaid expenses and other current assets	7,036	4,040

Total current assets	29,677	78,785

Property and equipment, net	12,377	11,091
Internally developed software, net	3,752	3,524
Intangible assets, net	30,712	12,225
Goodwill	66,152	22,223
Deferred tax assets, net	7,058	6,692
Other non-current assets	3,284	3,162

Total assets	$153,012	$137,702

Liabilities and Stockholders’ Equity
Current liabilities:
Accrued expenses	$16,485	$14,919
Accounts payable	2,683	1,974
Note payable	—	171
Deferred revenue	5,214	79

Total current liabilities	24,382	17,143

Deferred rent liability	1,891	1,414
Lease incentive liability	4,163	2,933
Other non-current liabilities	689	573

Total liabilities	31,125	22,063

Stockholders’ equity	121,887	115,639

Total liabilities and stockholders’ equity	$153,012	$137,702

Envestnet, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share information)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenues:
Assets under management or administration	$31,012	$25,427	$59,275	$48,698
Licensing and professional services	6,950	5,907	11,329	11,898

Total revenues	37,962	31,334	70,604	60,596

Operating expenses:
Cost of revenues	13,549	10,917	25,075	21,045
Compensation and benefits	14,085	10,387	24,770	20,533
General and administration	8,148	5,258	14,921	10,134
Depreciation and amortization	3,224	1,578	5,623	3,126
Restructuring charges	88	43	115	53

Total operating expenses	39,094	28,183	70,504	54,891

Income (loss) from operations	(1,132)	3,151	100	5,705

Other income (expense):
Interest income	14	20	23	46
Interest expense	—	(204)	(3)	(415)
Other income	—	1,100	—	1,100
Gain on investments	—	1	—	4

Total other income (expense)	14	917	20	735

Income (loss) before income tax provision (benefit)	(1,118)	4,068	120	6,440

Income tax provision (benefit)	(450)	1,621	48	2,589

Net income (loss)	$(668)	$2,447	$72	$3,851

Net income (loss) per share:
Basic	$(0.02)	$0.08	$0.00	$0.12

Diluted	$(0.02)	$0.07	$0.00	$0.12

Weighted average common shares outstanding:
Basic	32,149,957	31,591,412	32,004,386	31,502,139

Diluted	32,149,957	32,969,824	33,054,632	32,912,916

Envestnet, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands, unaudited)

	Six Months Ended
	June 30,
	2012	2011
OPERATING ACTIVITIES:
Net income	$72	$3,851
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,623	3,126
Amortization of customer inducements	—	2,413
Deferred rent and lease incentive	1,362	(110)
Gain on investments	—	(4)
Deferred income taxes	(432)	2,117
Stock-based compensation	1,930	1,645
Interest expense	3	415
Changes in operating assets and liabilities:
Fees receivable	1,574	442
Prepaid expenses and other current assets	(1,016)	(422)
Customer inducements	—	(1,000)
Other non-current assets	67	—
Accrued expenses	(616)	119
Accounts payable	709	51
Deferred revenue	474	(130)
Other non-current liabilities	116	132

Net cash provided by operating activities	9,866	12,645

INVESTING ACTIVITIES:
Purchase of property and equipment	(2,999)	(2,917)
Capitalization of internally developed software	(988)	(817)
Repayment of notes payable assumed in acquisition	(174)	(162)
Proceeds from investments	3	17
Goodwill - working capital settlement	889	—
Acquisition of businesses, net	(62,352)	—

Net cash used in investing activities	(65,621)	(3,879)

FINANCING ACTIVITIES:
Proceeds from exercise of stock options	1,565	2,260
Issuance of restricted stock	2,759	—
Purchase of treasury stock	(78)	(94)

Net cash provided by financing activities	4,246	2,166

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(51,509)	10,932

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	64,909	67,668

CASH AND CASH EQUIVALENTS, END OF PERIOD	$13,400	$78,600

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue	$37,962	$31,334	$70,604	$60,596
Deferred revenue fair value adjustment	617	—	617	—

Adjusted revenues	$38,579	$31,334	$71,221	$60,596

Net income (loss)	$(668)	$2,447	$72	$3,851
Deferred revenue fair value adjustment	617	—	617	—
Interest income	(14)	(20)	(23)	(46)
Interest expense	—	204	3	415
Income tax provision (benefit)	(450)	1,621	48	2,589
Depreciation and amortization	3,224	1,578	5,623	3,126
Stock-based compensation expense	1,135	829	1,930	1,645
Restructuring charges and transaction costs	1,353	53	1,997	63
Severance	78	246	83	303
Litigation related expense	39	58	58	91
Gain on investments	—	(1)	—	(4)
Other income	—	(1,100)	—	(1,100)
Customer inducement costs	—	1,207	—	2,413

Adjusted EBITDA	$5,314	$7,122	$10,408	$13,346

Net income (loss)	$(668)	$2,447	$72	$3,851
Deferred revenue fair value adjustment	369	—	369	—
Stock-based compensation expense	679	496	1,154	984
Restructuring charges and transaction costs	809	32	1,194	38
Severance	47	147	50	181
Amortization of acquired intangibles	971	137	1,557	307
Litigation related expense	23	35	35	54
Customer inducement costs	—	722	—	1,443
Other income	—	(658)	—	(658)
Imputed interest expense	—	121	—	243

Adjusted net income	$2,230	$3,479	$4,431	$6,443

Diluted number of weighted-average shares outstanding	33,173,778	32,969,824	33,054,632	32,912,916

Adjusted net income per share - diluted	$0.07	$0.11	$0.13	$0.20

*	Adjustments are tax effected using an income tax rate of 40.2% for 2012 and 2011, respectively.

Envestnet, Inc.

Historical Assets, Accounts and Advisors

(in millions, except account and advisor data; unaudited)

	As of
	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012	June 30, 2012
Platform Assets
Assets Under Management (AUM)	$16,493	$15,560	$22,936	$26,084	$26,758
Assets Under Administration (AUA)	54,261	50,607	47,148	54,336	60,511

Subtotal AUM/A	70,754	66,167	70,084	80,420	87,269
Licensing	68,531	61,571	69,514	76,235	229,268

Total Platform Assets	$139,285	$127,738	$139,598	$156,655	$316,537

Platform Accounts
AUM	77,302	83,073	124,636	134,294	141,695
AUA	254,995	254,100	216,038	229,942	274,322

Subtotal AUM/A	332,297	337,173	340,674	364,236	416,017
Licensing	572,612	572,791	588,038	588,936	1,138,233

Total Platform Accounts	904,909	909,964	928,712	953,172	1,554,250

Advisors
AUM/A	14,613	14,206	13,887	14,386	15,045
Licensing	6,201	5,522	5,709	5,351	6,758

Total Advisors	20,814	19,728	19,596	19,737	21,803

Note: Licensing metrics include Envestnet | Tamarac, which added approximately $149 billion in assets, 550,000 accounts and 1,700 advisors as of May 1, 2012.